Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 30, 2009

Contact:	Robert N. Martin Investor Relations (720) 977-3431 bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2009 RESULTS
•	Diluted loss per share narrowed to $0.69 vs. $2.55 in Q3 2008

•	Total revenue of $203.2 million vs. $362.7 million in Q3 2008

•	Quarter-end cash and investments of $1.60 billion

•	Net orders for 1,016 homes vs. 667 in Q3 2008

•	1,298 units in backlog with an estimated sales value of $383.0 million
DENVER, Friday, October 30, 2009 — M.D.C. Holdings, Inc. (NYSE: MDC) today reported results for its third quarter ended September 30, 2009. The Company announced a net loss for the quarter of $32.0 million, or $0.69 per diluted share, which included a pre-tax charge of $1.2 million for asset impairments. The 2009 third quarter net loss also included an $11.8 million increase in our deferred tax valuation allowance. The net loss for the 2008 third quarter was $118.0 million, or $2.55 per diluted share, which included a pre-tax charge of $95.4 million for asset impairments and an increase in our deferred tax valuation allowance of $61.1 million. Total revenue for the third quarter of 2009 was $203.2 million, compared with revenue of $362.7 million for the same period in 2008.
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During the third quarter, an increasing national unemployment rate overshadowed an improvement in overall homebuilding industry conditions. Our outlook remains cautious because of the employment
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situation and the overall uncertain state of the economy. However, we are encouraged by a year-over-year increase in our own net home orders for the second consecutive quarter.”
Mizel continued, “We achieved the improvement in home orders in part due to our efforts to adapt our homes to the changing needs of our customers. During the third quarter, we continued to expand our offering of the smaller, more affordable homes that we introduced earlier this year. In addition, in an effort to improve affordability for our homebuyers, we initiated a new sales program during the quarter, which focused on providing low mortgage interest rates, and we positioned inventory to allow buyers the opportunity to close on a home prior to the impending expiration of the federal homebuyer tax credit.”
“We strategically increased the number of unsold homes available for personalization in our inventory by more than 40% during the quarter, while we decreased our finished homes by more than 75%. This should help to improve our profitability, as the margins we realize on unsold homes available for personalization significantly exceed those on finished inventory. Generally, we stop construction on unsold units at the drywall stage. Once construction is restarted, these homes can close within 45 days, in direct competition with finished homes on the market. However, by holding the units at drywall, we offer our buyers the opportunity to personalize the home at one of our Home Galleries.”
Mizel concluded, “After several years of relatively limited land acquisition activity, during the third quarter, we secured control of almost 1,300 lots through direct acquisitions or option contracts. With more than $1.6 billion in cash and investments available at the end of the quarter, we are well-positioned to continue making opportunistic investments as we build our land pipeline to support future home closings.”
Homebuilding Highlights
Net orders for the third quarter ended September 30, 2009 totaled 1,016 homes with an estimated sales value of $271.9 million, compared with net orders for 667 homes with an estimated sales value of $182.1 million during the same period in 2008. The improvement was driven by significant increases across all of the homebuilding segments. During the third quarter of 2009, the Company’s cancellation rate dropped to 23% compared with 46% during the same period in 2008, primarily due to a decrease in mortgage-related issues and a decline in the number of prospective homebuyers with a contingency to sell an existing home.
Homebuilding revenue for the 2009 third quarter fell to $200.0 million, compared with $358.1 million in the third quarter of 2008. The decline in revenue was primarily the result of a year-over-year decline in home closings and average selling price of 41% and 6%, respectively. All of our markets experienced year-over-year decreases in closings with the exception of Colorado, which experienced a 3% increase. Nearly all of our markets experienced year- over-year decreases in average selling price. However, Virginia and Delaware Valley experienced a year-
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over-year increase in average selling price due to a change in the size and style of homes that closed during the third quarter of 2009 compared to the same period in 2008.
Home gross margins during the third quarter of 2009 increased to 18.9% from 15.3% in the third quarter of 2008, primarily due to a $10.8 million reduction in the warranty reserve, compared with only a $3.2 million reduction in the third quarter of 2008. The third quarter 2009 warranty reserve reduction resulted from a decrease in warranty payments actually incurred and reaching a settlement on certain construction defect claims in Nevada. In addition, margins improved as a result of a decrease in the lot cost per home closed, primarily a result of prior impairments.
Homebuilding SG&A decreased to $31.0 million for the quarter ended September 30, 2009, compared with $57.7 million for the same period in the prior year. The decrease in SG&A resulted from various cost saving initiatives associated with right-sizing our operations in response to the reduced level of home closings, including a 35% reduction in homebuilding headcount over the past year. Also contributing to this decrease was a reduction in marketing expenses, primarily due to a significant reduction in sales office and model home expenses, as well as a decline in commission expenses resulting from fewer home closings and lower average selling prices.
During the third quarter of 2009, we recognized $1.2 million of asset impairments, a decrease of 99% from the $95.4 million recognized in the 2008 third quarter. Overall, the year-over-year decrease in asset impairments can be attributed to the impact of recording significant impairments over the last twelve quarters, thereby reducing our exposure to further impairments.
Financial Services and Other Highlights
Loss before taxes from the Company’s Financial Services and Other segment for the quarter ended September 30, 2009 was $4.3 million compared with income of $3.4 million for the same period in 2008. The decrease primarily resulted from a $5.2 million increase in general and administrative expense for the segment, due to a $7.3 million increase in our reserves for mortgage loan losses, compared with an increase in the reserve of only $0.8 million in the third quarter of 2008. In addition, we experienced a $1.5 million decrease in gains on sales of mortgage loans and broker origination fees, as we originated and sold fewer mortgage loans in connection with closing fewer homes during the quarter.
Corporate Highlights
Loss before taxes from the Company’s Corporate segment for the quarter ended September 30, 2009 was $27.4 million, compared with a loss of $21.3 million for the same period in 2008. The higher loss primarily resulted from a $5.7 million decrease in interest income, as lower interest rates offset a higher average cash balance for the quarter. Additionally, Corporate general and
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administrative expense increased by $2.7 million, primarily due to a $2.6 million increase in finance costs associated with the reduction of the commitment amount under our homebuilding line of credit.
Nine Month Results
Net loss for the nine months ended September 30, 2009 was $102.5 million, or $2.20 per diluted share, which included pre-tax charges of $17.0 million for asset impairments. The net loss for the nine months ended September 30, 2009 also included a $44.8 million increase in our deferred tax valuation allowance, of which $9.7 million related to a 2006 alternative minimum tax liability associated with our 2008 net operating loss carry back. The net loss for the first nine months of 2008 was $291.5 million, or $6.32 per diluted share, which included a pre-tax charge of $238.5 million for asset impairments and an increase of $115.1 million to our deferred tax asset valuation allowance.
About MDC
Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 160,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials
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used by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter September 30, 2009, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Revenue
Home sales revenue	$186,816	$336,744	$539,352	$1,074,629
Land sales revenue	9,414	15,850	13,986	56,699
Other revenue	6,996	10,107	21,086	30,573

Total Revenue	203,226	362,701	574,424	1,161,901

Costs and Expenses
Home cost of sales	151,596	285,367	445,039	937,947
Land cost of sales	9,433	14,775	12,274	49,559
Asset impairments, net	1,197	95,388	17,009	238,498
Marketing expenses	9,631	18,797	26,393	58,350
Commission expenses	6,808	12,297	20,119	40,389
General and administrative expenses	45,800	50,010	121,981	145,120
Other operating expenses	3,594	1,586	4,151	5,156
Related party expenses	5	3	14	13

Total Operating Costs and Expenses	228,064	478,223	646,980	1,475,032

Loss from Operations	(24,838)	(115,522)	(72,556)	(313,131)

Other income (expense)
Interest income	2,724	9,315	9,763	28,338
Interest expense	(9,760)	(10,775)	(29,338)	(10,985)
Other income	56	8	177	38

Loss Before Taxes	(31,818)	(116,974)	(91,954)	(295,740)

(Provision for) benefit from income taxes, net	(230)	(997)	(10,529)	4,223

NET LOSS	$(32,048)	$(117,971)	$(102,483)	$(291,517)

LOSS PER SHARE
Basic	$(0.69)	$(2.55)	$(2.20)	$(6.32)

Diluted	$(0.69)	$(2.55)	$(2.20)	$(6.32)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	46,597	46,219	46,515	46,094

Diluted	46,597	46,219	46,515	46,094

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.75	$0.75

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$1,448,875	$1,304,728
Marketable securities	151,260	54,864
Unsettled trades, net	2,133	57,687
Restricted cash	933	670
Receivables
Home sales receivables	14,283	17,104
Income taxes receivable	3,119	170,753
Other receivables	9,981	16,697
Mortgage loans held-for-sale, net	42,704	68,604
Inventories, net
Housing completed or under construction	325,257	415,500
Land and land under development	177,888	221,822
Property and equipment, net	37,721	38,343
Deferred tax asset, net of valuation allowance	—	—
Related party assets	28,839	28,627
Prepaid expenses and other assets, net	77,524	79,539

Total Assets	$2,320,517	$2,474,938

Liabilities
Accounts payable	$45,910	$28,793
Accrued liabilities	309,457	332,825
Mortgage repurchase facility	13,010	34,873
Senior notes, net	997,872	997,527
Total Liabilities	1,366,249	1,394,018

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,025,000 and 46,972,000 issued and outstanding, respectively, at September 30, 2009 and 46,715,000 and 46,666,000 issued and outstanding, respectively, at December 31, 2008	470	467
Additional paid-in-capital	799,215	788,207
Retained earnings	155,242	292,905
Treasury stock, at cost; 53,000 and 49,000 shares at September 30, 2009 and December 31, 2008, respectively	(659)	(659)

Total Stockholders’ Equity	954,268	1,080,920

Total Liabilities and Stockholders’ Equity	$2,320,517	$2,474,938

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
REVENUE
Homebuilding
West	$94,079	$194,750	$250,519	$639,066
Mountain	61,945	72,565	163,720	230,452
East	33,033	61,950	113,004	192,796
Other Homebuilding	10,909	28,829	37,709	84,918

Total Homebuilding	199,966	358,094	564,952	1,147,232
Financial Services and Other	6,578	8,497	19,147	25,341
Corporate	—	173	50	550
Inter-company adjustments	(3,318)	(4,063)	(9,725)	(11,222)

Consolidated	$203,226	$362,701	$574,424	$1,161,901

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$6,037	$(47,741)	$5,809	$(142,723)
Mountain	(1,681)	(30,085)	(8,800)	(80,720)
East	(1,707)	(17,444)	(8,704)	(32,523)
Other Homebuilding	(2,724)	(3,798)	(4,232)	(14,850)

Total Homebuilding	(75)	(99,068)	(15,927)	(270,816)
Financial Services and Other	(4,344)	3,414	(108)	8,119
Corporate	(27,399)	(21,320)	(75,919)	(33,043)

Consolidated	$(31,818)	$(116,974)	$(91,954)	$(295,740)

INVENTORY IMPAIRMENTS
West	$283	$49,258	$12,793	$135,921
Mountain	191	25,195	445	59,249
East	—	13,126	2,475	23,667
Other Homebuilding	629	3,241	913	10,871

Consolidated	$1,103	$90,820	$16,626	$229,708

	September 30,	December 31,
	2009	2008
TOTAL ASSETS
Homebuilding
West	$204,146	$255,652
Mountain	245,639	288,221
East	115,466	151,367
Other Homebuilding	24,569	38,179

Total Homebuilding	589,820	733,419
Financial Services and Other	116,629	139,569
Corporate	1,660,025	1,647,907
Inter-company adjustments	(45,957)	(45,957)
Consolidated	$2,320,517	$2,474,938

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$14,579	$26,654	$(12,075)	-45%	$46,264	$79,059	$(32,795)	-41%
Financial Services and Other	11,303	6,131	$5,172	84%	20,646	20,199	$447	2%
Corporate (1)	19,923	17,228	$2,695	16%	55,085	45,875	$9,210	20%

Total	$45,805	$50,013	$(4,208)	-8%	$121,995	$145,133	$(23,138)	-16%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	16.6%	17.1%	-0.5%		17.2%	16.5%	0.7%
Corporate Segment (1)	10.7%	5.1%	5.6%		10.2%	4.3%	5.9%

Depreciation and Amortization (2)	$3,404	$8,902	$(5,498)	-62%	$10,128	$26,860	$(16,732)	-62%

Home Gross Margins (3)	18.9%	15.3%	3.6%		17.5%	12.7%	4.8%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-3.8%	-2.9%	-0.9%		-4.4%	-3.9%	-0.5%

Cash Provided by (Used in)
Operating Activities	$(7,312)	$106,046	$(113,358)	-107%	$244,506	$428,349	$(183,843)	-43%
Investing Activities	$(80,881)	$(210,199)	$129,318	-62%	$(46,938)	$(210,315)	$163,377	-78%
Financing Activities	$(22,757)	$(31,796)	$9,039	-28%	$(53,421)	$(61,929)	$8,508	-14%

Corporate and Homebuilding Interest

Interest capitalized, beginning of period	$32,089	$49,674	$(17,585)	-35%	$39,239	$53,487	$(14,248)	-27%
Interest capitalized, net of interest expense	$4,810	$3,749	$1,061	28%	$14,354	$32,666	$(18,312)	-56%
Previously capitalized interest included in home cost of sales	$(7,142)	$(9,689)	$2,547	-26%	$(23,836)	$(42,419)	$18,583	-44%
Interest capitalized, end of period	$29,757	$43,734	$(13,977)	-32%	$29,757	$43,734	$(13,977)	-32%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended September 30, 2009 and September 30, 2008, we closed homes on lots for which we had previously recorded $45.8 million and $68.5 million, respectively, of asset impairments. During the nine months ended September 30, 2009 and September 30, 2008, we closed homes on lots for which we had previously recorded $136.4 million and $182.1 million, respectively, of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$137,990	$198,780	$(60,790)	-31%	$406,688	$576,565	$(169,877)	-29%
Principal amount of mortgage loans brokered	$6,136	$34,977	$(28,841)	-82%	$25,131	$141,147	$(116,016)	-82%
Capture Rate	84%	71%	13%		84%	65%	19%
Including brokered loans	87%	82%	5%		89%	78%	11%
Mortgage products (% of mortgage loans originated)
Fixed rate	100%	97%	3%		100%	97%	3%
Adjustable rate - interest only	0%	0%	0%		0%	1%	-1%
Adjustable rate - other	0%	3%	-3%		0%	2%	-2%

Prime loans (4)	28%	46%	-18%		32%	51%	-19%
Government loans (5)	72%	54%	18%		68%	49%	19%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	September 30,	December 31,	September 30,
	2009	2008	2008
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	19	451	364
Unsold Home Under Construction — Frame	298	329	495
Unsold Home Under Construction — Foundation	226	41	123

Total Unsold Homes Under Construction	543	821	982
Sold Homes Under Construction	1,073	409	852
Model Homes	215	387	428

Homes Completed or Under Construction	1,831	1,617	2,262

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,303	1,458	1,612
California	721	839	873
Nevada	706	1,111	934

West	2,730	3,408	3,419

Colorado	2,345	2,597	2,638
Utah	469	642	731

Mountain	2,814	3,239	3,369

Delaware Valley	91	115	117
Maryland	131	176	192
Virginia	161	241	256

East	383	532	565

Florida	196	257	254
Illinois	141	141	155

Other Homebuilding	337	398	409

Total	6,264	7,577	7,762

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	September 30,	December 31,	September 30,
	2009	2008	2008
LOTS CONTROLLED UNDER OPTION

Arizona	413	472	431
California	46	149	149
Nevada	87	95	101

West	546	716	681

Colorado	532	184	183
Utah	143	—	—

Mountain	675	184	183

Delaware Valley	—	40	82
Maryland	528	355	349
Virginia	278	592	1,050

East	806	987	1,481

Florida	299	471	407
Illinois	—	—	—

Other Homebuilding	299	471	407

Total	2,326	2,358	2,752

NON-REFUNDABLE OPTION DEPOSITS
Cash	$5,430	$5,145	$5,004
Letters of Credit	2,702	4,358	$4,913

Total Non-Refundable Option Deposits	$8,132	$9,503	$9,917

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
HOMES CLOSED (UNITS)

Arizona	152	307	(155)	-50%	505	1,038	(533)	-51%
California	80	155	(75)	-48%	191	472	(281)	-60%
Nevada	106	210	(104)	-50%	294	639	(345)	-54%

West	338	672	(334)	-50%	990	2,149	(1,159)	-54%

Colorado	159	155	4	3%	363	443	(80)	-18%
Utah	40	54	(14)	-26%	136	214	(78)	-36%

Mountain	199	209	(10)	-5%	499	657	(158)	-24%

Delaware Valley	12	24	(12)	-50%	42	75	(33)	-44%
Maryland	25	55	(30)	-55%	90	150	(60)	-40%
Virginia	34	60	(26)	-43%	120	199	(79)	-40%

East	71	139	(68)	-49%	252	424	(172)	-41%

Florida	48	70	(22)	-31%	141	254	(113)	-44%
Illinois	3	26	(23)	-88%	22	60	(38)	-63%

Other Homebuilding	51	96	(45)	-47%	163	314	(151)	-48%

Total	659	1,116	(457)	-41%	1,904	3,544	(1,640)	-46%

AVERAGE SELLING PRICES PER HOME CLOSED

Arizona	$193.6	$206.2	$(12.6)	-6%	$194.8	$220.2	$(25.4)	-12%
California	417.0	435.5	(18.5)	-4%	410.3	422.4	(12.1)	-3%
Colorado	317.3	346.4	(29.1)	-8%	333.7	348.6	(14.9)	-4%
Delaware Valley	429.5	395.5	34.0	9%	418.0	409.3	8.7	2%
Florida	208.2	240.1	(31.9)	-13%	217.9	240.4	(22.5)	-9%
Illinois	294.0	351.7	(57.7)	-16%	313.0	347.8	(34.8)	-10%
Maryland	405.7	442.0	(36.3)	-8%	405.4	459.3	(53.9)	-12%
Nevada	204.6	243.3	(38.7)	-16%	206.4	246.2	(39.8)	-16%
Utah	283.1	331.4	(48.3)	-15%	295.2	336.4	(41.2)	-12%
Virginia	521.1	458.5	62.6	14%	490.6	459.5	31.1	7%
Company Average	$283.5	$301.7	$(18.2)	-6%	$283.3	$303.2	$(19.9)	-7%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	227	216	11	5%	599	792	(193)	-24%
California	75	87	(12)	-14%	262	394	(132)	-34%
Nevada	214	111	103	93%	462	487	(25)	-5%

West	516	414	102	25%	1,323	1,673	(350)	-21%

Colorado	197	105	92	88%	537	385	152	39%
Utah	102	17	85	500%	229	105	124	118%

Mountain	299	122	177	145%	766	490	276	56%

Delaware Valley	13	20	(7)	-35%	46	56	(10)	-18%
Maryland	53	25	28	112%	144	112	32	29%
Virginia	61	40	21	53%	178	152	26	17%

East	127	85	42	49%	368	320	48	15%

Florida	71	33	38	115%	193	215	(22)	-10%
Illinois	3	13	(10)	-77%	19	26	(7)	-27%

Other Homebuilding	74	46	28	61%	212	241	(29)	-12%

Total	1,016	667	349	52%	2,669	2,724	(55)	-2%

Estimated Value of Orders for Homes, net	$272,000	$182,000	$90,000	49%	$752,000	$785,000	$(33,000)	-4%
Estimated Average Selling Price of Orders for Homes, net	$267.7	$272.9	$(5.2)	-2%	$281.8	$288.2	$(6.4)	-2%
Cancellation Rate(6)	23%	46%	-23%		22%	43%	-21%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2009	2008	2008
BACKLOG (UNITS)
Arizona	252	158	346
California	120	49	125
Nevada	221	53	155

West	593	260	626

Colorado	246	72	155
Utah	135	42	69

Mountain	381	114	224

Delaware Valley	31	27	38
Maryland	112	58	88
Virginia	94	36	53

East	237	121	179

Florida	87	35	86
Illinois	—	3	12

Other Homebuilding	87	38	98

Total	1,298	533	1,127

Backlog Estimated Sales Value	$383,000	$173,000	$364,000

Estimated Average Selling Price of Homes in Backlog	$295.1	$324.6	$323.0

ACTIVE SUBDIVISIONS
Arizona	30	44	52
California	5	18	17
Nevada	20	24	25

West	55	86	94

Colorado	41	49	49
Utah	17	22	24

Mountain	58	71	73

Delaware Valley	1	3	2
Maryland	8	11	12
Virginia	7	12	16

East	16	26	30

Florida	8	7	12
Illinois	—	1	2

Other Homebuilding	8	8	14

Total	137	191	211

Average for quarter ended	140	202	219

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